                                                               Exhibit No. 10(a)


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Post-Effective Amendment No. 25 to the Registration Statement No. 33-35788 of our report dated February 21, 2003 on our audit of the financial statements and financial highlights which appear in the December 31, 2002 Annual Report to Shareholders of the Homestead Funds, Inc., which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Financial Highlights" in the Prospectus and "Independent Accountants" in the Statement of Additional Information.




/s/PricewaterhouseCoopers LLP
Baltimore, Maryland
April 30, 2003